Exhibit 5.1

Our ref	GEC/SMK/1079774/0001	October 13, 2023

Birkenstock Holding plc

47 Esplanade

St. Helier

Jersey JE1 OBD

Dear All,

Birkenstock Holding plc (the “Company”): Birkenstock Holding plc 2023 Employee Share Purchase Plan (the ‘‘ESP’’) and the Birkenstock Holding plc 2023 Omnibus Incentive Plan (the ‘‘OIP’’) (the ESP and OIP together the ‘‘Plans”).

1.	BACKGROUND

We have acted as Jersey legal advisers to the Company in connection with the registration statement on Form S-8 dated October 13, 2023 (the “Form S-8”). Under the Plans, the Company has granted, and may from time to time grant, awards relating to Plan Shares (as defined below) to employees, employee directors, non-employee directors, consultants, and/or advisors of the Company or one of its subsidiaries or affiliates.

2.	DOCUMENTS EXAMINED

2.1	For the purpose of this opinion we have examined and relied upon copies of the following documents:

2.1.1	the Form S-8 in the form in which it is to be filed with the U.S. Securities and Exchange Commission;

2.1.2

the public records of the Company available for inspection on the website of the Registrar of Companies in Jersey (the “Registrar of Companies”) on the date of this Opinion, at the time we carried out such inspection (the “Public Records”);

2.1.3

minutes recording the resolutions of the board of directors of the Company passed on 21 September 2023 at a meeting of the board of directors at which the directors (among other things) approved the Plans and preparation and registration of the Form S-8 (the “Director Resolutions”);

2.1.4	a copy of the certificate of incorporation of the Company;

2.1.5	the memorandum and articles of association of the Company in force as at the date of this opinion (the “memorandum and articles of association”); and

2.1.6	the amended and restated memorandum and articles of association of the Company in the form filed as Exhibit 3.1 to the Company’s registration statement on Form F-1 dated September 12, as amended.

2.2	For the purposes of this opinion, we have not:

2.2.1	examined the Plans or any other document relating to the Plans (including, without limitation, any document incorporated by reference in, or otherwise referred to in, the Form S-8); or

2.2.2	undertaken any exercise that is not described in this opinion.

2.3	In this opinion:

2.3.1	“Options” means any options, awards or other rights to acquire shares granted under the Plans to a Participant (as defined below);

2.3.2

“non-assessable” means, in relation to any Plan Shares (as defined below), that no further sum shall be payable by a holder of those Plan Shares in respect of the issue price of those Plan Shares pursuant to any Options made under the OIP;

2.3.3	“Participants” the persons granted any Options under the Plans (each such person being a “Participant”); and

2.3.4

“Plan Shares” means ordinary shares of no par value in the capital of the Company which may be issued or transferred to a Participant pursuant to, or in connection with, an Option made or to be made under the OIP.

2.4	In this opinion, headings are for convenience only and do not affect its interpretation.

3.	ASSUMPTIONS

3.1	In giving this opinion, we have assumed:

3.1.1

that the Plans intend to facilitate or to encourage the holdings of shares in the Company by or for the benefit of individuals listed in Article 3(c) of the Companies (General Provisions) (Jersey) Order 2002, as amended;

3.1.2	that any Options granted by the ESP are granted to or for the benefit of individuals listed in paragraph 6(1) of the Control of Borrowing (Jersey) Order 1958, as amended (the “COBO Law”);

3.1.3

that prior consent of the Jersey Financial Services Commission pursuant to Article 4 of the COBO Law will be obtained in connection with the issuance of awards under the Plans to persons who do not fall within the categories of persons set out at Article 6(1) of the COBO Law;

3.1.4	that the Plans have been, and will at all times be, operated in accordance with their terms;

3.1.5	that the Company’s board of directors (or a duly authorised committee or such persons as a duly authorised committee may appoint in accordance with the terms of the Plans):

(a)	will duly authorise and grant all Options relating to Plan Shares to be granted; and

(b)

will resolve to satisfy all Options relating to Plan Shares to be granted by the Company in a manner consistent with their fiduciary duties and in accordance with the terms of the Plans and the Company’s memorandum and articles of association;

3.1.6	that any Plan Shares in issue which may be transferred to a Participant under the Plans in settlement of an Option have been validly issued and are credited as fully paid;

3.1.7

that a meeting of the Company’s board of directors (or a duly authorised committee thereof) has been, or will be, duly convened and held at which it was, or will be, resolved to allot and issue, or (where applicable) approve the transfer of, the Plan Shares to the relevant Participant;

3.1.8	that all Plan Shares have been, or will be, duly allotted and issued and (where applicable) transferred, in accordance with the Company’s memorandum and articles of association;

3.1.9	the authenticity, accuracy, completeness and conformity to original documents of all documents and certificates examined by us;

3.1.10

that each party has or had at the relevant time the necessary capacity, power, authority and intention and has or had at the relevant time obtained all necessary agreements, consents, licences or qualifications (whether as a matter of any law or regulation applicable to it or any contractual or other obligation binding upon it) to enter into the documents to which it is a party and that each such party has duly authorised, executed and delivered those documents and that those documents have been duly dated;

3.1.11	that where we have examined drafts, the drafts as executed does not differ in any material respect from the drafts that we have examined;

3.1.12	the genuineness and authenticity of all signatures, initials, stamps and seals on all documents and the completeness and conformity to original documents of all copies examined by us;

3.1.13	that there is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion;

3.1.14

that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records and are accurate and complete; and

3.1.15	that each of the above assumptions is accurate at the date of this Opinion, and has been and will be accurate at all other relevant times.

3.2	We have not independently verified the above assumptions.

4.	OPINION

4.1

As a matter of Jersey law and based on, and subject to, the assumptions and limitations set out in this opinion, we are of the opinion that, in relation to the Plan Shares to be allotted and issued, or transferred, to an award holder under both Plans in settlement of the award holder’s award, the Plan Shares are duly authorised and upon the:

4.1.1	receipt in full by the Company of all amounts payable by the award holder under the relevant Plan in respect of the award holder’s award; and

4.1.2	entry of the name of the award holder as the holder of those Plan Shares in the Company’s register of members,

those Plan Shares will be validly issued, fully paid and non-assessable.

5.	QUALIFICATION

Our opinion is subject to any matter of fact not disclosed to us.

6.	JERSEY LAW

This opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention or any changes in law which may occur after the date of this opinion.

7.	BENEFIT OF OPINION

7.1

This opinion is only addressed to, and for the benefit of, the Company. It is given solely in connection with the filing of the registration statement on Form S-8. Save as set out in paragraph 7.2 below, this opinion may not, without our prior written consent, be transmitted or disclosed to any other person (including, without limitation, any Participant) or be relied upon for any other purpose whatsoever.

7.2

We consent to the disclosure of this opinion as an exhibit to the Form S-8 and its filing with the US Securities and Exchange Commission. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Carey Olsen Jersey LLP

Carey Olsen Jersey LLP